Exhibit 10.53.3

CANCELLATION OF PROMISSORY NOTE AND SECURITY AGREEMENT

This Cancellation of Promissory Note and Security Agreement (“Cancellation Agreement”) is entered into as of this 1st day of December, 2003, by and among KNOLOGY NEW MEDIA, INC. (“New Media”), SCANA COMMUNICATIONS HOLDINGS, INC. (“Scana”) and CAMPBELL B. LANIER, III (“Lanier”).

R E C I T A L S

A. WHEREAS, New Media executed that certain Purchase Money Financing Line of Credit Promissory Note dated as of September 15, 2003, in the original principal amount of $5,000,000 in favor of Scana and Lanier (the “Note”);

B. WHEREAS, in connection with the execution of the Note, New Media, Scana and Lanier entered into that certain Purchase Money Security Agreement dated as of September 15, 2003 (the “Security Agreement”);

C. WHEREAS, New Media did not draw any amounts available to it under the Note;

D. WHEREAS, the parties hereto agree that there are no obligations outstanding among the parties whatsoever relating to the Note and the Security Agreement; and

E. NOW, THEREFORE, based on the foregoing under the conditions stated below, the parties hereto desire to cancel the Note and the Security Agreement.

A G R E E M E N T

The Note and the Security Agreement are hereby terminated and cancelled, and are of no further force and effect. Scana and/or Lanier hereby agrees to promptly return the Note and the Security Agreement to New Media.

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have executed this Cancellation Agreement.

KNOLOGY NEW MEDIA, INC.

By:	/s/ Chad S. Wachter

Its: General Counsel, Vice President and Secretary

SCANA COMMUNICATIONS HOLDINGS, INC.

By:	/s/ Peter J. Winnington

Its: Assistant Secretary and Assistant Treasurer

CAMPBELL B. LANIER, III

By:	/s/ Campbell B. Lanier, III